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                                                             Exhibit 10.16

[_________]

                             SECURED PROMISSORY NOTE

This SECURED PROMISSORY NOTE (this "NOTE") is made ________, 2004, by COMBINATORX, INCORPORATED ("BORROWER") in favor of LIGHTHOUSE CAPITAL PARTNERS V, L.P. (collectively with its assigns, "LENDER"), and its assigns (collectively, "HOLDER") with reference to the following:

FOR VALUE RECEIVED, Borrower promises to pay in lawful money of the United States, to the order of Lender, at 500 Drake's Landing Road, Greenbrae, California 94904, or such other place as Lender may from time to time designate ("LENDER'S OFFICE"), the sum of $____________ plus all other monies advanced under or owing on account of the Advance evidenced hereby under that certain Loan and Security Agreement No. 4201 between Borrower and Lender dated September 7, 2004 (the "LOAN AGREEMENT"), including interest on the unpaid balance of the Advance at the Basic Rate accruing from the Funding Date, and all other amounts due or to become due hereunder according to the terms hereof. Capitalized terms used and not otherwise defined herein are defined in the Loan Agreement.

"BASIC RATE" means a PER ANNUM rate of interest equal to the Prime Rate as quoted in The Wall Street Journal plus 1.5%. From each Funding Date through September 30, 2005, the Basic Rate will be adjusted upward or downward to maintain an interest rate equal to the Prime Rate plus 1.50%. On the date five
(5) days prior to the Loan Commencement Date, the Basic Rate will be fixed for the Repayment Period and there will be no further adjustments to the Basic Rate.

"FINAL PAYMENT" means 14% of the original principal amount of the Note.

"LOAN COMMENCEMENT DATE" means October 1, 2005

"MATURITY DATE" means September 30, 2009, or if earlier, the date of prepayment under the Note.

"PAYMENT FACTOR" for this Note means 2.3150%, subject to adjustments to Basic Rate.

"PREPAYMENT FEE" means an amount equal to (i) 3% of the outstanding principal of this Note, with respect to prepayment made between the first and second anniversary of the Note, (ii) 2% of the outstanding principal of this Note, with respect to prepayment made between the second and third anniversary of the Note.

"REPAYMENT PERIOD" means the period beginning on the Loan Commencement Date and continuing for 48 calendar months.

1. REPAYMENT. Borrower shall repay the principal and interest thereupon will be paid as follows:

      a. SCHEDULED PAYMENTS. From and after the Loan Commencement Date, Borrower shall make amortizing payments of principal and interest in advance (collectively, "SCHEDULED PAYMENTS") on the first day of each month during the Repayment Period (each a "PAYMENT DATE"), in an amount equal to the Payment Factor MULTIPLIED by the original principal amount of the Advance. In addition, all unpaid principal and accrued interest, together with all Lenders Expenses associated with the Advance and this Note shall be due and payable in full on the Maturity Date.

      b. INTERIM PAYMENTS. In addition to the Scheduled Payments, Borrower shall pay to Lender, monthly in advance, an amount (the "INTERIM PAYMENT") equal to accrued interest on the aggregate principal amount of this Note calculated at the Basic Rate from the Funding Date (and thereafter recalculated on the first business day of each calendar month during which an Interim Payment is due), until the Loan Commencement Date with respect to this Note.

      c. FINAL PAYMENT. On the Maturity Date, Borrower shall pay, in addition to all unpaid principal and interest due hereunder, the Final Payment.

2. INTEREST. Interest not paid when due will, to the maximum extent permitted under applicable law, become part of principal, at Lender's option, and thereafter bear like interest as principal. All Obligations due not paid when due shall bear interest at the Default Rate unless waived in writing by Lender. All amounts paid hereunder including principal, interest or fees and expenses will be applied in Lender's discretion and as provided in the Loan Agreement.

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      3.    VOLUNTARY PREPAYMENT. Subsequent to the first anniversary of the
Note, Borrower may voluntarily prepay any or all of the Note, PROVIDED that each of the following conditions is satisfied: Borrower pays to Lender (i) all unpaid Scheduled Payments due before the date of prepayment with respect to such prepaid amount, (ii) the outstanding principal amount of this Note and any unpaid accrued interest with respect to such prepaid amount (iii) the Prepayment Fee with respect to such prepaid amount, (iv) the Final Payment (or with respect to a partial prepayment, the pro rata portion of the Final Payment, such amount to be based on the percentage of the aggregate principal amount being prepaid) and (v) all other sums, if any, that shall have become due and payable hereunder.

4.    COLLATERAL. This Note is secured by the Collateral.

5. WAIVERS. Borrower, and all guarantors and endorsers of this Note, regardless of the time, order or place of signing, hereby waive notice, demand, presentment, protest, and notices of every kind, presentment for the purpose of accelerating maturity, diligence in collection, and, to the fullest extent permitted by law, all rights to plead any statute of limitations as a defense to any action on this Note.

6. CHOICE OF LAW; VENUE. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF BORROWER AND LENDER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE CITY AND COUNTY OF SAN FRANCISCO, STATE OF CALIFORNIA. BORROWER AND LENDER EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE. EACH PARTY FURTHER WAIVES ANY RIGHT TO CONSOLIDATE ANY ACTION IN WHICH A JURY TRIAL HAS BEEN WAIVED WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.

7. MISCELLANEOUS. THIS NOTE MAY BE MODIFIED ONLY BY A WRITING SIGNED BY BORROWER AND LENDER. Each provision hereof is severable from every other provision hereof and of the Loan Agreement when determining its legal enforceability. Sections and subsections are titled for convenience, and not for construction. "Hereof," "herein," "hereunder," and similar words refer to this
Note in its entirety. "Or" is not necessarily exclusive. "Including" is not limiting. The terms and conditions hereof inure to the benefit of and are binding upon the parties' respective permitted successors and assigns. This Note is subject to all the terms and conditions of the Loan Agreement.

IN WITNESS WHEREOF, Borrower has caused this Note to be executed by a duly authorized officer as of the day and year first above written.

                                  COMBINATORX, INCORPORATED

                                  By:
                                     -----------------------------

                                  Name:
                                       ---------------------------

                                  Title:
                                        --------------------------

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